EXHIBIT 10.2
EXECUTION VERSION
Indemnification Agreement
by and between
Francisco Partners II, L.P.,
and
Hypercom Corporation
February 13, 2008

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TABLE OF CONTENTS
(continued)

Page
3.12 Order	7
3.13 Person	7
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INDEMNIFICATION AGREEMENT
     This INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the 13th day of February, 2008 by and between Francisco Partners II, L.P., a Delaware limited partnership (the “Indemnifying Party”), and Hypercom Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Article III below or, if not set forth in Article III, in that certain Credit Agreement dated as of February 13, 2008 (the “Credit Agreement”), by and among the Company, the “Lenders” named therein and the Indemnifying Party, as “Administrative Agent” thereunder.
PRELIMINARY STATEMENT:
          On January 22, 2008, Ingenico S.A., a societe anonyme incorporated and operating under the laws of France and a competitor of the Indemnified Party (“Ingenico”), filed a claim in the Commercial Court of the High Court of Justice in England under Claim Number 2008/58 against the Indemnifying Party and others seeking, inter alia, damages and declaratory relief with respect to an alleged breach by the Indemnifying Party of a March 2006 non-disclosure agreement (such claim and any related claims based upon such alleged breach (including claims that entering into or consummating the transactions contemplated by the Credit Agreement constitutes such a breach) whether brought in such U.K. proceeding or other Action (including any against an Indemnified Party with respect to the foregoing), being referred to herein, together with the Ig Claims, as the “Ingenico Claims”). The parties hereto desire to set forth certain agreements regarding the indemnification of the Indemnified Parties by the Indemnifying Party with respect to the Ingenico Claims and the effect thereof under the Credit Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:
     I. INDEMNIFICATION
          1.1 Indemnification by Indemnifying Party. Except as otherwise provided in this Agreement, the Indemnifying Party shall indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Indemnified Party against any and all Losses.
     In the event that the Indemnifying Party makes any payment to an Indemnified Party pursuant to this Agreement and such Indemnified Party subsequently diminishes (or receives reimbursement for) the Loss on account of which such payment was made, either directly or through a third-party recovery, such Indemnified Party will promptly repay the Indemnifying Party the amount by which the payment made by the Indemnifying Party exceeds the actual cost of the associated indemnified Loss. The Indemnifying Party shall reimburse each Indemnified Party for any Loss covered hereby promptly, and in no event later than 60 days of a written request by an Indemnified Party.

          1.2 Procedures for Defense, Settlement and Indemnification of Claims.
               (a) Notice of Claims. If an Indemnified Party shall receive written notice of the assertion by Ingenico of any claim or of the commencement by Ingenico of any Action (collectively, an “Ig Claim”) with respect to which the Indemnifying Party may be obligated to provide indemnification to such Indemnified Party pursuant to this Agreement, such Indemnified Party shall give the Indemnifying Party written notice thereof within five (5) days after such Indemnified Party receives notice of such Ig Claim. Any such notice shall describe the Ig Claim in reasonable detail to the extent known by such Indemnified Party. The failure to provide such notice shall not relieve the Indemnifying Party of any obligations hereunder to the extent that it is not materially prejudiced thereby.
               (b) No Settlement by the Indemnified Party Without Consent. No Indemnified Party may settle or compromise any Ingenico Claim without the consent of the Indemnifying Party. Any settlement of an Ingenico Claim by the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder.
          1.3 Additional Matters.
               (a) Cooperation in Defense and Settlement. With respect to the Ingenico Claims and any Ig Claims, the parties agree to cooperate fully so as to minimize the Losses and defense costs associated therewith. The Indemnifying Party shall control the defense of any and all Ingenico Claims, including communications and strategy with respect thereto but Indemnified Party shall be allowed, at its election, to participate in the formulation and implementation of all such communications and strategy.. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the parties regarding indemnification and the management of the defense of claims as set forth in this Article I shall not be altered. If the defendants in any Action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that a conflict may arise between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party with respect to those matters.
               (b) Subrogation. In the event of payment by or on behalf of the Indemnifying Party to or on behalf of the Indemnified Party in connection with any Ingenico Claim, the Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Loss, as to any events or circumstances in respect of which the Indemnified Party may have any right, defense or claim relating to such Ingenico Claim against any claimant or plaintiff asserting such claim or against any Person. The Indemnified Party shall cooperate with the Indemnifying Party in a reasonable manner, and at the cost and expense of the Indemnifying Party, in prosecuting any subrogated right, defense or claim.
               (c) Credit Agreement. The Indemnifying Party agrees on behalf of itself and as Administrative Agent and as a Lender under the Credit Agreement that, notwithstanding any provision of the Credit Agreement to the contrary, in no event shall the existence of the Ingenico Claims (i) constitute a breach of any representation, warranty or obligation of the Company contained in the Credit Agreement, (ii) constitute a Material Adverse Effect or Acquisition MAC (as defined in the Credit Agreement), (iii) result in a default or Event of Default under Section 7.8 or Section 7.4 of of the Credit Agreement), or (iv) cause, or result in, the failure to satisfy a condition to the making of the initial Loans thereunder or relieve the Indemnifying Party of its obligations under the Credit Agreement, subject to the terms of any Order. So long as any Ingenico Claim is pending, the Indemnifying Party will not resign as Administrative Agent under the Credit Agreement.
               (d) Reimbursement. In the event that Ingenico or any of its affiliates ever own or control, or have the right to direct decisions with respect to, the lesser of (i) 50.1% or more or (ii) the percentage threshold (or more) set forth in any shareholder rights plan that may hereafter be adopted by the Company with respect to any class of the Company’s securities subject to such plan (including by way of share exchange, merger, business combination or other similar transaction), or purchases all or substantially all of the Company’s assets or enters into an agreement with the Company to do any of the foregoing or the Company, in contravention hereof attempts or does purport to assign the benefits of this Agreement to Ingenico or attempts or purports to settle any portion of an Ingenico Claim without the consent of the Indemnifying Party, then this Agreement shall, as it relates to any obligation of the Indemnifying Party hereunder, terminate automatically on the earliest to occur of such events and without further action required by any party hereto or any Indemnified Party, and the Company (and any successor to it) shall, within two days of any demand made by the Indemnifying Party, reimburse the Indemnifying Party for all amounts paid by it hereunder to any and all Indemnified Parties on or prior to the date of such termination of indemnification obligations. In no event whatsoever shall Ingenico or any of its affiliates ever be treated as an Indemnified Party hereunder.
     II. MISCELLANEOUS
          2.1 Limitation of Liability. IN NO EVENT SHALL THE INDEMNIFYING PARTY BE LIABLE TO ANY INDEMNIFIED PARTY FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, BUSINESS INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (the “EXCLUDED ITEMS”). For the avoidance of doubt, cost and expenses of implementing an AFT shall not constitute an Excluded Item.

          2.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.
          2.3 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.
          2.4 Termination. This Agreement may be terminated only upon the mutual written consent of the Indemnifying Party and the Indemnified Party. The Indemnifying Party’s obligations hereunder to indemnify for Losses shall survive the termination of the Credit Agreement.
          2.5 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.
          2.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):
(a) if to the Indemnifying Party, to:
Francisco Partners II, L.P.
Letterman Digital Arts Center
One Letterman Drive, Building C - Suite 410
San Francisco, California 94129
Attention: General Counsel
Facsimile: (415) 418-2999
with a copy (which shall not constitute effective notice) to:
O’Melveny & Myers LLP
275 Battery Street, Suite 2600
San Francisco, California 94111
Attention: Michael J. Kennedy, Esq.
Facsimile: (415) 984-8701

(b) if to the Indemnified Party, to:
Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona 85053
Attention: General Counsel
Facsimile: (602) 504-4623
with a copy (which shall not constitute effective notice) to:
DLA Piper US LLP
2415 East Camelback Road, Suite 700
Phoenix, Arizona 85016-4245
Attention: Steven D. Pidgeon, Esq.
Facsimile: (480) 606-5524
          2.7 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
          2.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party or parties hereto, it being understood that all parties hereto need not sign the same counterpart.
          2.9 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other Person (other than an Indemnified Party not a signatory hereto) any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

          2.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.
          2.11 Exclusive Remedy. This agreement constitutes the exclusive remedy that the Indemnified Parties shall have against the Indemnifying Party with respect to Losses.
          2.12 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto (and in no event may this agreement or any rights hereunder be assigned as a matter of Law or otherwise to Ingenico or any of its affiliates) and any such assignment shall be void, ad initio, and relieve the Indemnifying Party of its obligations hereunder if undertaken by an Indemnified Party; provided, however, that the Indemnifying Party may assign this Agreement and its obligations hereunder to any affiliate of the Indemnifying Party; and, provided, further, that no such assignment shall relieve the Indemnifying Party of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          2.13 Authority. Each of the parties hereto represents to the other party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with the terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.
     III. DEFINITIONS
          3.1 Action. “Action” means any claim, litigation, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal in which the Ingenico Claims ( or a portion thereof) are at issue and involve a claim for relief based thereon

          3.2 AFT. “AFT” means any alternative financing transaction that the Company implements to finance the acquisition transaction contemplated by the Credit Agreement.
          3.3 Credit Agreement. “Credit Agreement” has the meaning set forth in the preamble hereto.
          3.4 Excluded Items. “Excluded Items” has the meaning set forth in Section 2.1 hereof.
          3.5 Ig Claim. “Ig Claim” has the meaning set forth in Section 1.2(a) hereof.
          3.6 Indemnified Party. “Indemnified Party” means the Company, and, if any of its officers, directors, employees, attorneys, agents or controlled affiliates are named as a defendant in any Action, such officers, directors, employees, attorneys, agents and controlled affiliates.
          3.7 Indemnifying Party. “Indemnifying Party” has the meaning set forth in the preamble to this Agreement.
          3.8 Ingenico. “Ingenico” has the meaning set forth in the preliminary statement hereto, and, unless the context expressly states or otherwise requires, includes its officers, directors, agents, subsidiaries and affiliates.
          3.9 Ingenico Claims. “Ingenico Claims” has the meaning set forth in the preliminary statement hereto.
          3.10 Law. “Law” means any foreign, international, national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, governmental order, or other requirement or rule of law.
          3.11 Loss. “Loss” means all losses, claims, damages, liabilities (as realized), settlement amounts and cost and expenses of an Indemnified Party (including attorney’s fees and expenses of counsel for the Indemnified Parties) that:
               (a) are suffered or incurred by an Indemnified Party as a result of an Order or in connection with any Ingenico Claim (including costs and expenses relating to investigating, defending, or participating in any Action);
               (b) are suffered or incurred in connection with an AFT implemented after an Order;

               (c) are suffered or incurred in connection with an AFT as a result of Indemnifying Party wrongfully refusing to fund the Loan under the Credit Agreement while no Order exists; and
               (d) are incurred as a result of an Indemnified Party being a named defendant in an Action.
With respect to (a) and (d) above, Losses shall include attorney’s fees and expenses for only one counsel for the Indemnified Parties, and one local counsel for each jurisdiction where an Action is brought. In the event of an Action that includes both the adjudication of Ingenico Claims and other claims that are not Ingenico Claims, the Indemnifying Party shall indemnify the Indemnified Parties for the costs and expenses thereof based on the proportion of such costs and expenses related to such claims as they bear in relation to the costs and expenses thereof related to the Ingenico Claims in such Action. Losses does not included Excluded Items.
          3.12 Order. “Order” means any judgment, ruling, decree or order of a court of competent jurisdiction that is not stayed rendered in an Action which order has the effect of prohibiting the consummation of the transactions contemplated by the Credit Agreement in the manner set forth therein or which results in judgment against the Company in respect of any Ingenico Claim or as a result thereof. For the avoidance of doubt, neither an Action nor an Order as used herein shall include any shareholder derivative claim, shareholder lawsuit or class action or any other proceeding not brought by Ingenico.
          3.13 Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above-written.

FRANCISCO PARTNERS II, L.P.
By:	FRANCISCO PARTNERS GP II, L.P., its General Partner

By:	FRANCISCO PARTNERS GP II MANAGEMENT LLC, its General Partner

By:
Name:
Title:

HYPERCOM CORPORATION
By:
Name:
Title: